                                                                   Exhibit 10.29

***** Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.


                          JOINT DEVELOPMENT AGREEMENT


          This JOINT DEVELOPMENT AGREEMENT is entered into between XM Satellite Radio Inc., a Delaware corporation with its principal location at 1250 23rd Street, N.W., Washington, DC ("XM"), and Sirius Satellite Radio Inc., a Delaware
                               --
corporation with its principal location at 1221 Avenue of the Americas, New York, New York ("Sirius") as of February 16th, 2000 ("Effective Date").
                 ------                               --------------

                                   RECITALS

     WHEREAS, XM is engaged in designing, developing, marketing and licensing the technology relating to its satellite digital audio radio system ("XM Radio
                                                                      --------
System") in accordance with the rights under the license issued to XM by the
------
Federal Communications Commission (the "FCC");
                                        ---

     WHEREAS, Sirius is engaged in designing, developing, marketing and licensing the technology relating to its satellite digital audio radio system

("Sirius Radio System") in accordance with the rights under the license issued
---------------------
to Sirius by the FCC;

     WHEREAS, the FCC has mandated that XM and Sirius deploy a final receiver design that is interoperable;

     WHEREAS, due to the different technical heritage, satellite design and performance requirements of the XM Radio System and the Sirius Radio System, such systems currently employ different technologies that impede the design and development of an interoperable receiver;

     WHEREAS, XM and Sirius and their respective radio equipment suppliers already have expended significant funds in developing Single Mode Radios (as defined below);

     WHEREAS, it will take an extensive and expensive joint program to merge the technologies employed by the XM Radio System and the Sirius Radio System in order to design and develop a cost efficient interoperable receiver;

     WHEREAS, XM and Sirius are, and will continue to be, competitors in, among other things, the marketing and sale of the satellite broadcasting of radio programming to listeners, the acquisition of rights to broadcast such programming and sale of radio advertising availabilities and other forms of advertising or promotional opportunities in connection with that programming (collectively, "Business Opportunities");
                ----------------------

     WHEREAS, nothing in this Agreement is intended to, or will in any way, restrain or reduce the competitive rivalry between the parties in the pursuit of Business Opportunities;

     WHEREAS, the parties desire to comply with FCC licensing requirements and to enhance efficiency and consumer welfare by jointly developing and deploying certain interoperable technology for the purpose of producing radios capable of receiving broadcasts from both the XM Radio System and the Sirius Radio System;

     ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     WHEREAS, in jointly developing such interoperable technology in the most cost effective manner, the parties believe it necessary and desirable to integrate some of their economic activities to develop and bring to market Interoperable Radios (as defined below); and

     WHEREAS, the parties wish to set forth the terms and conditions under which they will jointly develop and deploy such interoperable technology;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

     1.01. Defined Terms. Capitalized terms used herein and not otherwise
           -------------
defined herein shall have the meaning assigned to such terms below:

            "Aftermarket" shall mean the market for radios that are (a) sold to
             -----------
     a customer for use in a vehicle, aircraft or vessel, after such vehicle, aircraft or vessel has been manufactured and sold to a customer; or (b) sold separately as stand alone devices.

            "Agreement" shall mean this Joint Development Agreement, including
             ---------
     all Exhibits attached hereto, as amended, supplemented or otherwise modified from time to time.

            "Auditor" shall have the meaning specified in Section 14.10.
             -------

            "Business Opportunities" shall have the meaning specified in the
             ----------------------
     recitals to this Agreement.

            "Confidential Information" shall have the meaning specified in
             ------------------------
     Section 9.01.

            "Consultant" shall have the meaning specified in Section 3.02(b).
             ----------

            "Consulting Agreement" shall have the meaning specified in Section
             --------------------
     3.02(b).

            "Content Provider" shall have the meaning specified in Section
             ----------------
     6.06.

            "Distribution Partners" shall have the meaning specified in Section
             ---------------------
     6.01.

            "Effective Date" shall have the meaning specified in the
             --------------
     introductory paragraph of this Agreement.

            "[*****] Deals" shall mean the agreements,
             -----------------------------
     arrangements and understandings in effect as of the Effective Date among [*****]

     ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                               3

     [*****], as such agreements, arrangements and understandings may be amended, supplemented or otherwise modified from time to time.

            "[*****] Partner" shall mean [*****].
             ---------------

            "[****] Deals" shall mean the agreements, arrangements and
             ------------
     understandings in effect as of the Effective Date among [*****], or any of their respective subsidiaries or affiliates, as such agreements, arrangements and understandings may be amended, supplemented or otherwise modified from time to time.

            "[*****] Partner" shall mean [*****] and [*****].

            "Expedited Rules" shall have the meaning specified in Section 13.02.
             ---------------

            "FCC" shall have the meaning specified in the recitals to this
             ---
     Agreement, together with any successor agency or agencies.

            "FCC License" shall mean the license granted by the FCC to Sirius or
             -----------
     XM, as the context may require, to launch and operate satellites to provide a radio communications service in which audio programming is digitally transmitted by one or more space stations directly to fixed, mobile and/or portable stations which may involve complementary repeating terrestrial transmitters and telemetry, tracking and control facilities.

            "Interoperable Chipset" shall mean integrated circuits which are
             ---------------------
     capable of receiving, decoding, decompressing and outputting to a user interface the digital audio radio broadcast, transmitted from both satellites and terrestrial repeaters, of both the XM Radio System and the Sirius Radio System.

                                                                               4
        *****Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

            "Interoperable Radio" shall mean a radio that, at a minimum, (a)
             -------------------
     receives and processes the audio portion of both the Sirius Radio System signal and the XM Radio System signal, either as a result of an Interoperable Chipset contained in the unit itself or as a result of an Interoperable Chipset contained in an outboard location which interfaces directly with the unit, and (b) which is capable of providing the user interface for both Sirius Radio System broadcasts and XM Radio System broadcasts, including displaying the artist and title information transmitted as part of such broadcasts, in each case, without the consumer purchasing additional hardware or software.

            "Interoperability Technology" shall mean the technology, including
             ---------------------------
     the technology which is jointly funded and developed by Sirius and XM pursuant to this Agreement or owned and/or licensed by either party, which is required to design, develop and/or manufacture an Interoperable Radio, as well as any enhancements and modifications jointly funded and developed for such technology pursuant to this Agreement (including the industry standards jointly developed by the parties pursuant to Section 3.03), but shall not include Non-core Technology.

            "JV" shall have the meaning specified in Article XI.
             --

            [*****] shall have the meaning specified in Section 6.02(a).
             -----

            [*****] shall have the meaning specified in Section 6.04(a).
             -----

            "Non-core Technology" shall have the meaning specified in Section
             -------------------
     5.02.

            "Non-owning Party" shall have the meaning specified in Section 8.05.
             ----------------

            "OEM Automobile Partners" shall mean an original equipment
             -----------------------
     manufacturer of vehicles (including trucks and/or other specialty vehicles), such as General Motors Corporation, Ford Motor Company, DaimlerChrysler AG, Honda Motor Company, Toyota, BMW AG and their respective divisions, affiliates and subsidiaries.

            "Owning Party" shall have the meaning specified in Section 8.05.
             ------------

            "Project Leader" shall have the meaning specified in Section
             --------------
     3.02(d).

            "Project Plan" shall have the meaning specified in Section 3.02(b).
             ------------

            "Radio Manufacturing Partners" shall have the meaning specified in
             ----------------------------
     Section 5.04.

            "Recipient" shall have the meaning specified in Section 9.01.
             ---------

            "RFP" shall have the meaning specified in Section 3.02(e).
             ---

            "SDARS Mark" shall have the meaning specified in Section 4.04(a).
             ----------

     ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

            "Single Mode Radio" shall mean a radio that (a) receives and
             -----------------
     processes the Sirius Radio System signal or the XM Radio System signal, but not both, and (b) which is capable of providing the user interface for either Sirius Radio System broadcasts or XM Radio System broadcasts, but not both.

            "Sirius" shall have the meaning specified in the first paragraph of
             ------
     this Agreement.

            "Sirius Radio System" shall have the meaning specified in the
             -------------------
     recitals to this Agreement.

            "Specifications" shall have the meaning specified in Section
             --------------
     3.02(c).

            [*****]

            "Third Party Technology" shall mean any patents, know-how or other
             ----------------------
     intellectual property rights owned or controlled by any person or entity other than Sirius, XM and their respective affiliates that may be included within the XM Radio System or the Sirius Radio System or in Interoperability Technology from time to time.

            "XM" shall have the meaning specified in the first paragraph of this
             --
     Agreement.

            "XM Radio System" shall have the meaning specified in the recitals
             ---------------
     to this Agreement.

     1.02.  Other Definitional Matters.  Definitions in this Agreement apply
            --------------------------
equally to the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation" or "but not limited to" when such phrase does not otherwise appear. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All article, section, paragraph, clause, exhibit or schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                  ARTICLE II

                            Term of this Agreement
                            ----------------------

     Unless terminated in accordance with Section 12.01, this Agreement shall commence on the Effective Date and continue until the termination of each of the parties' respective FCC Licenses, and shall be automatically renewed upon the renewal or extension of the FCC Licenses.


                                  ARTICLE III

                         Joint Technology Development.
                         -----------------------------

     3.01.  Interoperability Technology Development.  XM and Sirius hereby agree
            ----------------------------------------
to develop Interoperability Technology for the purpose of producing (or having produced by others) Interoperable Radios.

     3.02.  Project Plan.  Unless otherwise agreed by the parties in writing:
            ------------

             (a) As soon as practicable, the parties shall exchange, on a mutually agreed date, appropriate technical documentation relating to the XM Radio System and the Sirius Radio System, as the case may be.

             (b) The parties shall use commercially reasonable efforts to execute, within 90 days following the Effective Date, a consulting agreement (the "Consulting Agreement") with a third party consultant
                     --------------------
     reasonably acceptable to both parties (the "Consultant") to manage the
                                                 ----------
     project development activities relating to the Interoperability Technology. The Consultant shall have responsibility for creating a budget and project plan for developing the Interoperability Technology (the "Project Plan").
                                                               ------------

             (c) The Consultant shall work with representatives of the parties to develop the Project Plan, including the development and preparation of a written document containing agreed upon engineering and other specifications for the Interoperable Chipset (the "Specifications"). The
                                                        --------------
     Specifications shall be in form and substance acceptable to both Sirius and XM.

             (d) The parties shall negotiate in good faith to determine the Project Plan and Specifications. Each party agrees to use commercially reasonable efforts to meet any deliverables and/or timetables set forth in the Project Plan. Each party shall provide commercially reasonable support to facilitate the exchange of information during the development of the Project Plan and Specifications, as well as during the development of the Interoperability Technology. In addition, each party shall designate a project leader (each, a "Project Leader"), who shall be designated in the
                              --------------
     Project Plan, and who shall coordinate such party's development activities.

             (e) As part of the Project Plan, upon completion of the Specifications, the Consultant shall issue to chipset design and fabrication firms reasonably acceptable

     ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     to XM and Sirius, a request for (the "RFP") to design, develop and
                                           ---
     manufacture Interoperable Chipsets. However, the Consultant shall [*****] Similarly, the Consultant shall [*****]. As soon as practicable after responses to the RFP have been received by the Consultant and reviewed by XM and Sirius, the Consultant, with the consent of Sirius and XM (which shall not be unreasonably withheld, delayed or conditioned), shall use commercially reasonable efforts to negotiate one or more agreements to design and develop Interoperable Chipsets.

             (f) The parties shall use commercially reasonable efforts to develop an antenna or series of antennas which function with both the Sirius Radio System and the XM Radio System for deployment with Interoperable Radios.

             (g) Nothing contained in this Agreement shall be interpreted or construed to limit in any way Sirius' or XM's ability to continue its existing integrated circuit development efforts for Single Mode Radios.

             (h) XM and Sirius shall each use commercially reasonable efforts to design and develop Interoperable Radios that are backward compatible with then existing Single Mode Radios.

             (i) XM and Sirius agree that [*****], as the case may be.

     3.03. SDARS Industry Standards Publication.  In order to direct that the
           ------------------------------------
development work performed pursuant to this Agreement results in the quality of reception on Interoperable Radios of either party's programming being comparable to the quality of reception of such party's programming on a Single Mode Radio, XM and Sirius shall jointly develop and publish industry standards for Interoperable Radios. Such standards shall contain parameters relating to Interoperable Radios, including, but not limited to user-interface and communication protocols.

     3.04. Enhancement and Support of the Interoperability Technologies.  Each
           ------------------------------------------------------------
party agrees to use commercially reasonable efforts to maintain and enhance the Interoperability Technology to ensure its proper functioning and commercial usefulness.

     3.05. Implementation of Non-core Technologies.  Nothing in this Agreement
           ---------------------------------------
shall prevent the development, manufacturing, marketing, sale and distribution of Interoperable Radios with respect to which the Non-core Technologies, if any, used by or relating to customers of one of the parties differ from the Non-core Technologies, if any, used by or relating to customers of the other party.

                                  ARTICLE IV

                  Intellectual Property Rights and Ownership
                  ------------------------------------------

     4.01. XM Radio System.  The parties agree that XM owns, or has license
           ---------------
rights to, the XM Radio System and shall at all times continue to retain full and exclusive right, title and ownership and/or license, as the case may be, in and to the XM Radio System, and in any and all intellectual property rights therein, including, but not limited to, all rights in related patents, trademarks, copyrights, derivative works and proprietary and trade secret rights and know-how.

     4.02. Sirius Radio System.  The parties agree that Sirius owns, or has
           -------------------
license rights to, the Sirius Radio System and shall at times continue to retain full and exclusive right, title and ownership and/or license, as the case may be, in and to the Sirius Radio System, and in any and all intellectual property rights therein, including, but not limited to, all rights in related patents, trademarks, copyrights, derivative works and proprietary and trade secret rights and know-how.

     4.03. Interoperability Technology.  (a)  Subject to each party's rights
           ---------------------------
set forth in Sections 4.01 and 4.02, the parties agree that XM and Sirius shall jointly own the Interoperability Technology jointly developed by the parties and jointly funded hereunder, and any and all intellectual property rights therein, including, but not limited to, all rights in related patents, trademarks, copyrights, derivative works and proprietary and trade secret rights and know-how. Each party shall give the other party all reasonable assistance and shall, at the other party's request and expense, execute and deliver all documents and assignments which may be necessary to establish the joint ownership rights in the Interoperability Technology.

     (b) If any patentable inventions are created as a result of the parties' joint development activities hereunder, the parties agree to cooperate in the filing and prosecution of patent applications for such inventions with the costs to be shared equally by the parties. Any resulting patent shall be jointly owned by Sirius and XM.

     (c) Each party agrees to require each of its employees to assign to such party all of such employee's right, title and interest in and to Interoperability Technology and all related intellectual property rights, including patents, patent applications, copyright, derivative works, trademarks, trade secrets, know-how and other proprietary rights.

     4.04. Logo or Service Mark for Interoperability Technology.  (a)  Sirius
           ----------------------------------------------------
and XM shall jointly select and file for federal trademark protection a new name, logo and/or service mark (collectively, the "SDARS Mark") relating to
                                                   ----------
digital satellite radios for the purposes of promoting and identifying Interoperable Radios and Single Mode Radios, and the parties shall share equally in any profits relating to the SDARS Mark. The parties will work cooperatively to design the SDARS Mark(s) so as to minimize consumer confusion regarding whether a given radio is a Single Mode Radio or Interoperable Radio.

     (b) From and after the joint selection thereof, Sirius and XM shall prominently use and/or display the SDARS Mark in all communications that mention XM or Sirius.

     ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
                                                                               9

     (c) Each of the parties agrees not to change its name to, or adopt the use of a trade name or trademark that is likely to cause confusion with (i) the corporate name, trade names and trademarks employed by the other party hereto, or (ii) following the joint selection thereof, the SDARS Mark.

     (d) Each party shall license the SDARS Mark to its Radio Manufacturing Partners, Distribution Partners and OEM Automobile Partners for use on Single Mode Radios and Interoperable Radios. Each party shall require, as part of any agreement, arrangement or understanding entered into with any Radio Manufacturing Partner, Distribution Partner or OEM Automobile Partner after the Effective Date, the use of the SDARS Mark on the face or another static component of the user interface of all Single Mode Radios and Interoperable Radios; provided that such requirement shall not apply to any radio if no logo,
        --------
trade name or trademark relating to XM, Sirius or satellite digital audio radio service is displayed on the face or any other static component of the user interface thereof. In addition, each party shall use commercially reasonable efforts to require its [*****] Partners and [*****] Partners to use the SDARS Mark on the face or another static component of the user interface of all Single Mode Radios and Interoperable Radios; provided that such requirement shall not
                                      --------
apply to any radio if no logo, trade name or trademark relating to XM, Sirius or satellite digital audio radio service is displayed on the face or any other static component of the user interface thereof.

     (e) Each party acknowledges that the quality of use of the SDARS Mark will have an important effect on goodwill associated with the SDARS Mark and on the resulting value of the SDARS Mark and each party agrees that the nature and quality of all uses of the SDARS Mark shall be of high quality, and be adequately suited to exploitation of the SDARS Mark to the best advantage and enhancement of the SDARS Mark and consistent with quality control standards mutually established by the parties.


                                   ARTICLE V

                               Licensing Matters
                               -----------------

     5.01. Independent Developments.  (a)  In the event that either party
           ------------------------
independently develops technology, including any technology existing on the Effective Date, that is included in Interoperability Technology, such party shall retain full right, title and interest in and to such technology, including any and all intellectual property rights therein; however, each party hereby grants to the other party, to the fullest extent possible, subject to any Third Party Technology restrictions as described in Section 5.03, a perpetual, non-exclusive, royalty-free, worldwide license to use, copy, distribute, sublicense and allow its Distribution Partners and Radio Manufacturing Partners to sublicense such technology for the purpose of manufacturing Interoperable Radios and marketing and distributing Interoperable Radios in North America.

     (b) In addition, each party shall retain full right, title and interest in and to its technology included in the digital satellite radio system of such party as of the Effective Date, including any and all intellectual property rights therein; however, each party hereby grants to the other party, to the fullest extent possible, subject to any Third Party

Technology restrictions as described in Section 5.03, a perpetual, non-exclusive, royalty-free, worldwide license to use, copy, distribute, sublicense and allow such other party's Distribution Partners and Radio Manufacturing Partners to sublicense such technology (including any other technology relevant to a satellite digital audio radio system that such party, or any officer, employee or affiliate of such party, may own or have a license to use) for the purpose of manufacturing, marketing and distributing such other party's satellite digital audio radio system in North America, including any Single Mode Radios used in connection therewith; provided that the technology covered by
                                     --------
such license shall exclude all Non-core Technology.

     5.02. Independent Development of Non-core Technology.  In the event that
           ----------------------------------------------
either party independently develops or licenses technology that is not included in the definition of Interoperability Technology ("Non-core Technology"), such
                                                   -------------------
Non-core Technology shall remain the property of the developing or licensing party; and all right, title and interest in and to such Non-core Technology, including any intellectual property rights therein, shall reside with the developing or licensing party. In such event, the developing or licensing party shall make available (or, in the case of licensed technology, use commercially reasonable efforts (which shall not include the payment of additional license fees) to make available) to the other party, upon written request, a license for such Non-core Technology on commercially reasonable terms. In the event that the non-developing party does not accept such commercially reasonable terms, no license shall be granted. In no event shall either party be entitled to any equitable relief with regard to Non-core Technology.

     5.03. Third Party Technology.  Each party shall be responsible, at its
           ----------------------
cost, for licensing any Third Party Technology to the extent that such Third Party Technology is used in the digital satellite radio system of such party. All licenses granted hereunder shall be subject to existing agreements entered into by the parties for such Third Party Technology. A listing of the Third Party Technology included within each party's satellite digital audio radio system as of the Effective Date shall be provided to the other party within 30 days of the Effective Date. Each party shall, within 30 days of the Effective Date, provide to the other party copies of any agreements executed by such party relating to Third Party Technology, to the extent such party is legally entitled to disclose such agreement. Each party shall use commercially reasonable efforts to obtain all consents necessary to disclose such agreements to the other party in accordance with the terms of this Agreement.

     5.04. Licensing of the Interoperability Technology to Third Parties.
           -------------------------------------------------------------
Subject to any restrictions in the Third Party Technology agreements, as joint owners of the Interoperability Technology, the parties shall each have authority to license (and permit the sublicense of) the Interoperability Technology to third parties, including, but not limited to, manufacturers of integrated circuits and receivers ("Radio Manufacturing Partners"), for the purpose of
                         ----------------------------
manufacturing, marketing, distributing and/or selling Interoperable Radios. The parties shall share equally in any licensing, technical assistance or other revenue recognized from such third party licensing of, or technical or other assistance relating to, Interoperability Technology.

     ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  ARTICLE VI

                               Marketing Matters
                               -----------------

     6.01. Distribution Partners.  Commencing on the Effective Date, neither
           ---------------------
party shall enter into any agreement, arrangement or understanding with any [*****] distribution partner (collectively, "Distribution Partners") for the
                                             ---------------------
distribution of either the XM Radio System or Sirius Radio System that [*****]. In addition, commencing on the Effective Date neither party shall enter into any agreement, arrangement or understanding which [*****].

     6.02. [*****] Deals.  (a)  Notwithstanding anything to the contrary in
           -----------------
this Agreement, XM and Sirius each agree that, other than their respective [*****] Deals, all agreements, arrangements and understandings made by either party after the Effective Date that [*****] shall specify the [*****]; provided
                                                                       --------
that, in the period before [*****]; and provided further, that neither party
                                        -------- -------
shall enter into any agreement, arrangement or understanding to [*****].

      (b) Neither party shall after the Effective Date enter into any agreement, arrangement or understanding with [*****] in circumvention of the terms of this Agreement and neither party shall [*****], other than in accordance with the terms of this Agreement.

     6.03. [*****] Deals.  (a)  Notwithstanding anything to the contrary in
           -------------
Section 6.02, both XM and Sirius shall be free to [*****]. The parties acknowledge that any [*****] Deals. After the Effective Date, each of the parties shall work cooperatively with one another and with its [*****], enter into any agreement relating to Interoperable Radios with any [*****] Deal unless such agreement (i) is either (A) [*****]

     ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*****] and (ii) shall become effective as soon as practicable after [*****]; provided, that until such an agreement is established with a given [*****] of a
--------
party, the other party shall not [*****].

      (b) Notwithstanding Sections 6.02(a) and 6.03(a), in the period [*****].

     6.04. [*****] Partners.  (a)  Notwithstanding anything to the contrary in
           ----------------
this Agreement, XM and Sirius each agree that all agreements, arrangements and understandings made by either party after the Effective Date that contemplate [*****]; provided that, for the avoidance of doubt, it is understood that each
         --------
of the parties may [*****].

      (b) Notwithstanding Section 6.04(a), in the period [*****].

      (c) Neither party shall [*****] Deal in circumvention of the terms of this Agreement nor shall it [*****] in violation of the terms of Section 6.04(a).

     6.05. [*****] Partners.  (a)  Notwithstanding anything to the contrary in
           ----------------
Section 6.04, the parties agree that each may [*****]. The parties acknowledge that [*****]. Nothing in this Agreement shall, or shall be construed to, require either party to [*****].

      (b) XM and Sirius shall each [*****].

     6.06. New Content Arrangements.  (a)  Commencing on the Effective Date,
           ------------------------
neither party shall enter into any agreement, arrangement or understanding with any provider of content or programming, including celebrity talent (a "Content Provider") that (i) [*****]

     ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*****] or (ii) rewards any such Content Provider for [*****]. This Section 6.06(a) shall not apply to contracts between either party and its employees, other than celebrity talent. To implement this provision, each party agrees, [*****].

      (b) Commencing on the Effective Date, neither party shall enter into any agreement, arrangement or understanding [*****].


                                  ARTICLE VII

                                 Consideration
                                 -------------

     7.01. Resources.  Each party agrees to devote its resources to the joint
           ---------
development of the Interoperability Technology in accordance with the Project Plan, or as mutually agreed by the parties in writing.

     7.02. Existing Technology.  Each party shall negotiate in good faith the
           -------------------
financial value of the intellectual property licenses granted hereunder for the technology of such party that is included in (a) the Interoperability Technology; and/or (b) the satellite digital audio radio system of the other party. The applicability, validity, value, use, importance and available alternatives of each party's intellectual property rights with respect to (i) the Interoperability Technology; and (ii) the other party's satellite digital audio radio system shall be considered in determining the financial value of such intellectual property licenses. In the event that the parties fail to reach agreement regarding the financial value of such intellectual property licenses within ninety days of the Effective Date, the parties shall resolve the dispute through binding arbitration in accordance with Section 13.02. The financial value agreed by the parties or determined by arbitration to be attributed to each party's existing technology licenses granted hereunder shall be set forth on a schedule which shall be approved in writing by both parties. Each party shall receive a credit against its contribution to fees, costs and expenses that this Agreement may require equal to the value attributed to its technology pursuant to this Section.

     7.03. Fees, Costs and Expenses.  Subject to Section 7.02, each party shall
           ------------------------
share equally in the fee, costs and expenses associated with the following activities:

            (a) contracting with the Consultant pursuant to the Consulting Agreement, as further described in Section 3.02(b);

            (b) publication of the industry standards set forth in Section 3.03;

            (c) joint trademark activities set forth in Section 4.04;

            (d) development, enhancement and support of the Interoperability Technology as described in Section 3.04.

            (e) royalties, if applicable, due after the Effective Date for Third Party Technology that the parties mutually agree shall be included in Interoperability Technology;

            (f) the parties' activities pursuant to this Agreement to jointly market the Interoperability Technology;

            (g) the parties' activities relating to the filing and prosecution of patent applications for the jointly owned Interoperability Technology; and

            (h) any other joint activities undertaken in furtherance of this Agreement as mutually agreed by the parties in writing.

     7.04. Stipulation of Dismissal of Patent Litigation.  Subject to the terms
           ----------------------------------------------
of this Agreement, XM and Sirius shall cause to be to filed, within five business days of the Effective Date, a stipulation substantially in the form set forth in Exhibit A for dismissal, without prejudice, of the patent litigation
         ---------
currently pending between XM and Sirius.


                                 ARTICLE VIII

               Infringement Action Defense and General Indemnity
               -------------------------------------------------

     8.01. XM Defense.  (a)  Subject to Section 8.03 and 8.04, XM shall defend
           ----------
at its expense any action brought against Sirius, or any of its officers or directors, to the extent such action is based upon the claim that the XM Radio System, including the technology contributed pursuant to Section 5.01, constitutes direct infringement of any duly issued United States patent, copyright, trademark or trade secret and will pay any reasonable expenses and settlements or judgments to the extent based thereon, provided that (i) XM has sole control of any such action or settlement negotiations, (ii) Sirius notifies XM promptly in writing of such claim, suit or proceeding, and (iii) Sirius uses commercially reasonable efforts, at XM's expense, to assist in the settlement and/or defense of any such claim, suit or proceeding. Sirius may, at its option and expense, elect to participate in such settlement and/or defense with its own counsel. Neither party shall be liable for any costs or expenses incurred by the other party without its prior written authorization.

     (b) In the event that the XM Radio System is likely to result in, or is subject to, a claim hereunder, XM shall, at its option, modify the XM Radio System so that it becomes non-infringing, or procure the right to continue using the XM Radio System without modification. Notwithstanding the foregoing, XM shall not be liable for any claim arising from or based upon the combination of the XM Radio System with another system, including the Sirius Radio System, unless Sirius establishes that the modifications or combination of the systems did not contribute to the infringement, except to the extent XM knew, or reasonably should have known, that such modifications or combination could give rise to such claim and failed to so inform Sirius.

     8.02. Sirius Defense.  (a)  Subject to Section 8.03 and 8.04, Sirius shall
           --------------
defend at its expense any action brought against XM, or any of its officers or directors, to the extent such action is based upon the claim that the Sirius Radio System, including the technology contributed pursuant to Section 5.01, constitutes direct infringement of any duly issued United States patent, copyright, trademark or trade secret and will pay any reasonable expenses and settlements or judgments to the extent based thereon, provided that (i) Sirius has sole control of any such action or settlement negotiations, (ii) XM notifies Sirius promptly in writing of such claims, suit or proceeding, and (iii) XM uses commercially reasonable efforts, at Sirius' expense, to assist in the settlement and/or defense of any such claim, suit or proceeding. XM may, at its option and expense, elect to participate in such settlement, and/or defense with its own counsel. Neither party shall be liable for any costs or expenses incurred by the other party without its prior written authorization.

     (b) In the event that the Sirius Radio System is likely to result in, or is subject to, a claim hereunder, Sirius shall, at its option, modify the Sirius Radio System so that it becomes non-infringing, or procure the right to continue using the Sirius Radio System without modification. Notwithstanding the foregoing, Sirius shall not be liable for any claim arising from or based upon the combination of the Sirius Radio System with another system, including the XM Radio System, unless XM establishes that the modifications or combination of the systems did not contribute to the infringement, except to the extent Sirius knew, or reasonably should have known, that such modification or combination could give rise to such claim and failed to so inform XM.

     8.03. No Indemnification for Interoperability Technology.  Except to the
           --------------------------------------------------
extent indemnification is available pursuant to Section 8.01 or 8.02, neither party shall be liable to the other for any intellectual property infringement claim, action, proceeding or suit brought against such party relating to the Interoperability Technology.

     8.04. Non-Core Technology.  In the event that either party licenses Non-
           -------------------
core Technology to the other party, any indemnification rights and obligations shall be as set forth in the licensing agreement between the parties relating to such Non-core Technology.

     8.05. General Indemnity for Third Party Actions Based on Use of the Other
           -------------------------------------------------------------------
Party's System.  Subject to Section 8.01 through 8.04, each party (in such
--------------
context, the "Owning Party") owns a satellite digital radio system and such
              ------------
Owning Party shall defend, indemnify and hold harmless the other party (in such context, the "Non-owning Party") from all damages, liabilities and expenses,
              ----------------
including reasonable attorney's fees, arising out of, connected with, or resulting in any way from a claim or action by a third party against the Non-owning Party due to the performance or use of the satellite digital radio system of the Owning Party.


                                  ARTICLE IX

                           Confidential Information.
                           -------------------------

     9.01. General. Each party acknowledges that in the course of performance
           -------
of this Agreement, either of them may disclose to the other (such other party, together with its directors, officers, employees, agents and other representatives, a "Recipient") information
                    ---------
about the disclosing party's technology, products, business or activities which such party considers proprietary and confidential, including, without limitation, information regarding the XM Radio System, the Sirius Radio System, Interoperability Technology, other trade secrets and information concerning the existence and terms of this Agreement and the joint development arrangements contemplated hereunder, as well as the characterization and use of any of the intellectual property rights of the parties described in this Agreement, and any financial valuations, determinations, or settlements relating to either party's intellectual property rights in any patent or other disputes between the parties, in any form, including, without limitation, oral, written, graphic, demonstrative, machine recognizable or sample form (all of such proprietary and confidential information, and all summaries, analyses and other material and data generated by Recipient from any such information, is hereinafter referred to as "Confidential Information"). Confidential Information shall be retained
       ------------------------
in confidence and shall not be disclosed or caused or permitted to be disclosed directly or indirectly to any third party without the prior written approval of the disclosing party, and shall not be used by Recipient for any reason other than in accordance with the terms of this Agreement. Notwithstanding the foregoing, in no event shall either party exchange information on the subjects as to which the parties compete, and nothing in this Section 9.01 shall be construed to require the sharing of any information other than information necessary to effectuate the purposes of this Agreement. The obligation of Recipient to retain Confidential Information in confidence shall not apply to Confidential Information which is (a) now in or hereafter enters the public domain beyond the control of Recipient and without its violation of this Agreement; (b) rightfully known to Recipient prior to the time of disclosure by the disclosing party hereunder, or independently developed by Recipient personnel without access to Confidential Information; (c) disclosed in good faith to Recipient by a third party legally entitled to disclose the same; or
(d) which Recipient discloses under operation of law, rule or legal process; provided, that (i) the burden shall be on Recipient to prove the applicability
--------
of one or more of the foregoing exceptions by documentary evidence should the disclosing party question the applicability of such exceptions; (ii) as to exception (b), Recipient makes known to the disclosing party within five (5) days of receipt of information from the disclosing party that such information was already known to Recipient and (iii) as to exception (d), Recipient provides the disclosing party with prompt written notice of any request or legal proceeding through which Recipient may be required to disclose such Confidential Information.

     9.02. Transmission of Confidential Information.  Recipient agrees to
           ----------------------------------------
transmit Confidential Information only to those of its directors, officers, employees, agents or other representatives who need access to the Confidential Information for the purposes of this Agreement, and who are informed by Recipient of the confidential nature of such Confidential Information, and who agree to be bound by the terms of this Agreement or an agreement containing substantially similar terms in regards to Confidential Information. Recipient further agrees to be responsible for any breach of this Agreement by any director, officer, employee or other representative of Recipient.

     9.03. Return or Destruction of Confidential Information.  Recipient agrees
           -------------------------------------------------
that all Confidential Information disclosed to Recipient hereunder shall be and remain the property of the disclosing party, unless otherwise agreed hereunder. Any tangible form of such Confidential Information including, but not limited to, documents, papers, computer diskettes and electronically transmitted information shall be destroyed by Recipient or returned, together with all copies thereof, to the disclosing party upon request. If such tangible form of Confidential Information is destroyed, a certification of such destruction executed by a duly authorized officer of Recipient shall be delivered to the disclosing party.

     9.04. Survival of Confidentiality Obligations.  Recipient's obligations
           ---------------------------------------
under this Article IX shall survive the termination of this Agreement, regardless of the manner of such termination, and shall be binding upon its successors and assigns.

     9.05. Publicity.  (a)  Each party agrees that it shall not make any public
           ---------
statement concerning the existence of this Agreement, the contemplated joint development efforts, the intellectual property rights of either party relating to the development of Interoperable Radios or statements regarding the settlement of any patent or other disputes between the parties, without the prior written consent of the other party.

     (b) The parties shall promptly issue a press release announcing this Agreement, in the form attached hereto as Exhibit B.
                                          ---------

     (c) The parties hereby agree to cooperate with one another with regard to any disclosures required by the Securities and Exchange Commission ("SEC") and
                                                                     ---
the FCC relating to this Agreement, and each shall afford the other party as much advance notice as practicable for such party's review and comment prior to the filing of such SEC or FCC disclosure document.


                                   ARTICLE X

                Warranty; Disclaimers; Limitation of Liability
                ----------------------------------------------

     10.01. Warranties.  Each party hereby represents and warrants to the other
            ----------
that (subject to agreements for Third Party Technology as set forth in Section 5.03):

            (a) it has the right and power to enter into this Agreement;

            (b) to the best of its knowledge, the information which it may disclose to the other party, and the process of disclosure and the use of such information in accordance with the provisions of this Agreement, will not violate any trade secret right, trademark, issued United States patent, copyright or other proprietary right of any third party; and

            (c) it holds good title or right, free and clear of all liens and encumbrances, to technology or other information which it is providing under this Agreement.

In addition to the foregoing, each party warrants that its development efforts relating to the Interoperability Technology shall be performed in accordance with those standards of care, skill and diligence, and those practices and procedures, which are commonly accepted in connection with the performance of the same or similar services, and that any development work performed by such party pursuant to this Agreement shall substantially conform to the Specifications.

     10.02. DISCLAIMER.  EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NEITHER PARTY
            ----------
MAKES ANY OTHER WARRANTY TO THE OTHER PARTY UNDER THIS AGREEMENT, EITHER EXPRESS, IMPLIED, OR ARISING BY COURSE OF CONDUCT OR PERFORMANCE, CUSTOM OR USAGE IN THE TRADE, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     10.03 LIMITATION OF LIABILITY. EACH PARTY SHALL BE LIABLE TO THE OTHER IN
     ----- -----------------------
THE EVENT OF A MATERIAL BREACH OF THIS AGREEMENT IN AN AMOUNT EQUAL TO DIRECT DAMAGES ACTUALLY SUFFERED BY THE OTHER PARTY. EXCEPT FOR WILLFUL MISCONDUCT AND/OR LACK OF GOOD FAITH, NEITHER PARTY HEREUNDER SHALL BE LIABLE FOR ANY LOST PROFITS, LOST SAVINGS, OR INCIDENTAL DAMAGES, OR OTHER ECONOMIC CONSEQUENTIAL DAMAGES RESULTING FROM THIS AGREEMENT. WHERE A PARTY IS LIABLE FOR CONSEQUENTIAL DAMAGES UNDER THIS PROVISION, SUCH PARTY'S LIABILITY THEREFOR SHALL NOT EXCEED $100 MILLION.


                                  ARTICLE XI

                        Establishment of Joint Venture
                        ------------------------------

     The parties contemplate that they may form a joint venture or limited liability corporation ("JV") to pursue the development of the Interoperability
                        --
Technology. If a JV is established, the parties agree that any agreements between the parties relating to establishing the JV and/or addressing any of the terms or conditions included in this Agreement shall supersede the terms of this Agreement. The parties anticipate that the JV may contract with the Consultant to undertake the parties' activities pursuant to this Agreement to jointly develop the Interoperability Technology, including preparing the RFP for third parties and licensing the Interoperability Technology to third parties, including, but not limited to, chipset manufacturers, OEM Automobile Partners, Distribution Partners and Radio Manufacturing Partners. The parties further anticipate that all development and other costs of such JV will be split equally between XM and Sirius. In the event that the parties elect not to form such JV, this Agreement shall continue in full force and effect.


                                  ARTICLE XII

                                  Termination
                                  -----------

     12.01. Termination Events.  Either party may terminate this Agreement upon
            ------------------
the occurrence of any of the following events:

           (a) the other party becomes the subject of a bankruptcy petition filed in a court in any jurisdiction, whether voluntary or involuntary, and, in the case of an involuntary proceeding, is not dismissed within 90 days; or

           (b) a receiver or a trustee is appointed for all or a substantial portion of the other party's assets; or

           (c) the other party makes an assignment for the benefit of its creditors; or

           (d) Sirius Radio and XM agree in writing that the design and development of an Interoperable Receiver is technically impracticable; or

           (e) the other party fails to begin digital audio broadcasting for sale to consumers using the XM Radio System or the Sirius Radio System, as applicable, on or before June 30, 2002 and is not reasonably likely to commence such broadcasts on or before December 31, 2002; or

           (f) the other party or any of its subsidiaries defaults in the payment of principal of or premium, if any, on any indebtedness aggregating $25 million or more, when the same becomes due and payable, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived; or

           (g) the other party fails to perform any material covenant or obligation contained in this Agreement, and such failure continues unremedied for a period of ninety days following receipt of written notice describing in reasonable detail such failure.

     12.02. Effects of Termination. Upon termination of this Agreement pursuant
            ----------------------
to Section 12.01, the licenses granted to each party pursuant to Section 5.01 shall survive such termination and each party shall continue to maintain joint ownership rights in the Interoperability Technology; provided that if this Agreement is terminated by a party pursuant to Section 12.01(g) prior to the time that the value of the intellectual property licensed under Section 5.01 shall have been determined, either through negotiated agreement or decision of an arbitrator, then the licenses granted to the other party under Section 5.01 shall terminate.

     12.03. Mutual Covenant Prior to Termination. Other than a party which has
            ------------------------------------
terminated this Agreement pursuant to Section 12.01(g), neither party shall take any legal action, including, but not limited to, arbitration, that seeks to enjoin the other party's use of any intellectual property rights which relate to or are useful in a digital satellite radio system or any enhancements, modifications, and derivative works thereof.


                                 ARTICLE XIII

                      Dispute Resolution and Arbitration
                      ----------------------------------

     13.01. Dispute Resolution.  The parties shall attempt to settle any
            ------------------
dispute between them amicably and agree to exercise their commercially reasonable efforts to resolve such controversy or dispute prior to seeking an arbitrated resolution. To invoke the dispute resolution process, the invoking party shall give to the other party written notice of its decision to do so, including a description of the issues subject to the controversy or dispute and a proposed resolution thereof. Designated representatives of both parties with the closest responsibility for this Agreement shall attempt to resolve the controversy or dispute within five business days after receipt of such notice. If those designated representatives cannot resolve the controversy or dispute, the parties shall describe their controversy or dispute and their respective proposals for resolution to their respective Chief Executive Officers or other designated persons with comparable authority who shall meet in good faith to resolve the controversy or dispute. Except as provided in Section 7.02, if any controversy or dispute is not resolved within ten business days after such meeting, the parties shall seek a resolution through arbitration as set forth in Section 13.02.

     13.02. Arbitration.  Any controversy or claim arising out of or relating
            -----------
to this Agreement shall be settled by arbitration in Washington, DC, by one or more arbitrators, as mutually agreed by the parties, and such arbitrator(s) will be persons with sufficient expertise to evaluate the subject of the dispute. In the event that the dispute relates to intellectual property, such arbitrators shall have sufficient technical, engineering and legal knowledge to evaluate the applicability, validity and value of the intellectual property that is the subject of the dispute. The arbitration shall be conducted in accordance with the Expedited Arbitration Rules of JAMS/Endispute ("Expedited Rules"). In the
                                                    ---------------
event that the parties do not agree on the arbitrators, or other procedures or standards concerning the arbitration, such choice of arbitrator(s) or other procedures shall be determined under the Expedited Rules. The award of the arbitrator shall be binding upon the parties. The arbitrator(s) shall be entitled to award reasonable attorneys' fees and expenses to the prevailing party.


                                  ARTICLE XIV

                                 Miscellaneous
                                 -------------

     14.01. Non-Solicitation.  During the term of this Agreement, and for a
            ----------------
period of twelve months following termination of this Agreement, neither party shall, without the prior written consent of the other party, directly or indirectly solicit for employment, employ or otherwise engage the services of employees or individual consultants of the other party.

     14.02. Catastrophic Loss Backup.  XM and Sirius shall negotiate in good
            ------------------------
faith with respect to an agreement to provide service to the other's subscribers in the event of a catastrophic failure of the XM Radio System or the Sirius Radio System.

     14.03. Governing Law.  This Agreement shall be governed by, and
            -------------
interpreted in accordance with, the laws of the State of New York, without giving effect to any provisions which would require the application of the laws of another jurisdiction.

     14.04. Assignment.  Any assignment of this Agreement by either party
            ----------
(except to an entity controlling, controlled by or in common control with such party) without the written consent of the other party shall be void. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the respective successors and assigns of the parties.

     14.05. Entire Agreement.  This Agreement and all exhibits hereto shall
            ----------------
constitute the entire agreement between the parties with regard to the subject matter of this Agreement and supersede all previous communications, whether oral or written, between the parties with respect to such subject matter. No modification of any provision of this Agreement shall be binding unless in writing and signed by duly authorized representatives of XM and Sirius.

     14.06. Severability.  Each party agrees that, in the event any court shall
            ------------
determine that any provision of this Agreement is invalid, such determination shall not affect the validity of any other provisions of this Agreement, which shall remain in full force and effect and shall be construed so as to be valid under applicable law only to the extent that such construction maintains the economic balance of the parties under this Agreement.

     14.07. Waiver.  Each party agrees that no failure or delay by any party in
            ------
exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof.

     14.08. Notices.  Any notice required or permitted to be sent under this
            -------
Agreement shall be sent by certified mail, overnight mail with receipt requested or telefax with written confirmation to the following addresses:

               For XM:

               XM Satellite Radio Inc.
               1250 23rd Street, N.W.
               Washington, DC  20037
               Attention:  General Counsel
               Telecopier:  202-969-7050

               For Sirius:

               Sirius Satellite Radio Inc.
               1221 Avenue of the Americas
               36th Floor
               New York, New York  10020
               Attention:  General Counsel
               Telecopier:  212-584-5353

     14.09. Independent Parties. The parties hereto are independent parties, and
            -------------------
neither shall be liable for the performance or failure to perform of the other party.

     14.10. Records and Audits.  Either party may, up to twice within any
            ------------------
twelve month period at such party's expense and upon five (5) days written notice to the other party, hire an independent audit firm or other independent representative reasonably acceptable to the other party ("Auditor"), to inspect
                                                          -------
or audit any or all of the other party's records solely relating to this Agreement, for the purposes of verifying the other party's compliance with its obligations hereunder. Such Auditor shall not disclose any information relating to the business of the other party other than that information required to determine the other party's compliance, and in such event, only to those employees, agents or representatives of the other party having a need-to-know for the purpose of the verification.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.


Accepted by XM Satellite Radio Inc.     Accepted by Sirius Satellite Radio Inc.


By:                                             By:
    ---------------------------                     ---------------------------
    Name:                                           Name:
    Title:                                          Title:

                                   EXHIBIT A

                           STIPULATION OF DISMISSAL


James David Jacobs (JJ 7731)
Robert B. Davidson (RD 7158)
Jonathan S. Caplan (JC 1039)
BAKER & MCKENZIE
805 Third Avenue
New York, New York  10022
Tel.:  (212) 751-5700

Attorneys for Plaintiff
     Sirius Radio Inc.

Robert C. Morgan (RM 0245)
Mark H. Bloomberg (MB 5614)
FISH & NEAVE
1251 Avenue of the Americas, 50th Fl.
New York, New York  10020
Tel.:  (212) 596-9000

Attorneys for Defendant
     XM Satellite Radio, Inc.


                         UNITED STATES DISTRICT COURT
                     FOR THE SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
SIRIUS RADIO INC.,          )
                              )
                  Plaintiff,  )      Civ. No. 99-0230 (LMM)
                              )
v.                            )
                              )
XM SATELLITE RADIO, INC.,     )
                              )
                  Defendant.  )
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                           STIPULATION OF DISMISSAL
                           ------------------------

     Pursuant to Rule 41, Fed. R. Civ. P., Plaintiff Sirius Radio Inc. and Defendant XM Satellite Radio, Inc., by their undersigned attorneys, stipulate that this action be dismissed, without prejudice, each party bearing its own costs and attorney fees.

Respectfully submitted,                  Respectfully submitted,


By_________________________              By_________________________
  James David Jacobs (JJ 7731)             Robert C. Morgan (RM 0245)
  Robert B. Davidson (RD 7158)             Mark H. Bloomberg (MB 5614)
  Jonathan S. Caplan (JC 1039)             FISH & NEAVE
  BAKER & MCKENZIE                         1251 Avenue of the Americas
  805 Third Avenue                         New York, New York  10020
  New York, New York  10022                Tel.:  (212) 596-9000
  Tel.:  (212) 751-5700

  Attorneys for Plaintiff,               Attorneys for Defendant,
  Sirius Radio Inc.                        XM Satellite Radio Inc.


Dated:_________________________          Dated:_________________________

                                   EXHIBIT B

                                 PRESS RELEASE

   PRESS RELEASE

   For Immediate Release

                Sirius Radio and XM Radio Form Alliance to Develop
                       Unified Standard for Satellite Radios


   New York, NY and Washington, DC -- February 16, 2000 -- Sirius
   Satellite Radio (Nasdaq: SIRI) and XM Satellite Radio (Nasdaq: XMSR) today announced an agreement to develop a unified standard for satellite radios.

   The standard is expected to accelerate growth of the satellite radio category by enabling consumers to purchase one radio capable of receiving both companies' broadcasts. XM Radio and Sirius will jointly fund development of the technology and work together to proliferate the new standard by creating a service mark for satellite radio. As part of the agreement, each company will contribute its intellectual property to the initiative and have agreed to resolve any pending patent litigation.

   "This standard is good news both for consumers and for the category," said David Margolese, Sirius Chairman and CEO, and High Panero, XM President and CEO, in a joint statement. "This will allow for reduced subscriber acquisition costs, more satellite radios in the marketplace, and a simplified choice for consumers."

   The unified standard will represent a second generation of satellite radios. At the time of the commercial launches of XM Radio and Sirius, consumers will be able to purchase radios capable of receiving one of the two companies' broadcasts. These radios are already being developed by leading electronics and automotive manufacturers. XM and Sirius will work with their existing automobile and radio manufacturing partners to integrate the new standard under the terms of their existing agreements. All future agreements with automakers and radio partners will specify the new satellite radio standard.

   XM Radio and Sirius are each building a digital satellite radio service for consumers, offering up to 100 channels of audio entertainment for a monthly subscription fee of $9.95. For more information about the companies, visit XM Satellite Radio at www.xmradio.com and Sirius Satellite Radio at
                         ---------------
   www.siriusradio.com.
   -------------------

                                          continues...


   Sirius Radio and XM Radio Form Alliance
   Page Two

   Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance with respect to Sirius Satellite Radio Inc. or XM Satellite Radio Inc. are not historical facts and may be forward-looking and, accordingly, such statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the factors discussed, as the case may be, in XM Satellite Radio Inc.'s registration statement on Form S-1 (File No. 333-93529) filed with the Securities and Exchange Commission or Sirius Satellite Radio Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, filed under the company's former name, CD Radio Inc. Among the key factors that have a direct bearing on the companies' results of operations are the potential risk of delay in implementing the companies' business plans; increased costs of construction and launch of necessary satellites; dependence on satellite construction and launch contractors; dependence on third-party technology partners; risk of launch failure; unproven market and unproven applications of existing technology; unavailability of satellite radio receivers; and the companies' need for additional financing.

                                ###############

For more information, please call:

Sirius Satellite Radio:                 XM Satellite Radio:
Mindy Kramer                            Vicki Stearn
212-584-5138                            202-969-7070